IN THE UNITED STATES BANKRUPTCY COURT
                            FOR THE DISTRICTOF KANSAS
                                 TOPEKA DIVISION


IN RE                          )
                               )
ADVANCED FINANCIAL, INC.       )    Case No. 98-41228-11-JAP
                               )    Chapter 11
                Debtors.       )
_______________________________)
_______________________________)
                               )
IN RE:                         )
                               )
AFI MORTGAGE CORP.             )    Case No. 97-43122-11-JAP
                               )    Chapter 11
                Debtors.       )
_______________________________)


                       ORDER APPROVING AMENDED MOTION FOR
             AUTHORIZATION TO ENTER INTO AGREEMENT OF REORGANIZATION

      ON this ___ day of February, 1999, comes on for consideration the Debtors' Amended Motion requesting authorization for Advanced Financial, Inc. ("Advanced") to enter into an Agreement of Reorganization with Cannon Financial Corporation ("Cannon"). The issues having been duly considered by the Court and a decision having been reached without trial or hearing, the Court finds as follows:

     1. On the 22nd day of January, 1999, the Debtors filed a Motion for Authorization to Enter into Agreement of Reorganization, wherein the Debtors requested this Court's approval of Advanced's decision to enter into an Agreement of Reorganization with Cannon Financial Company ("Cannon") and its shareholders. An Amended Motion was filed on the 9th day of February, 1999, also requesting this Court's approval of Advanced's decision to enter into an Agreement of Reorganization with Cannon Financial Company ("Cannon") and its shareholders upon terms which were slightly different from those set forth in the original Motion.

     2. As stated in the Amended Motion, Cannon is a Kansas corporation formed in August, 1998, to purchase a collection business from Berman, DeLeve, Kuchan and Chapman, L.C. Cannon now collects accounts receivable for business clients and recently started to purchase and collect, for its own account, receivables consisting primarily of credit card debt. Cannon intends to focus its future efforts in this latter area.

     3. The basic terms of the Agreement of Reorganization Among Cannon Financial Company, Advanced Financial, Inc. and Sequoia Company, Piper Jaffrey, Inc. (as custodian for the benefit of Terrence P. Dunn), JMO Group, Mark P. Offill (trustee of the Jean Offill Grandchildren's Irrevocable Trust), David W. Offill, Larry Davis and Constance Davis (collectively, "Shareholders"), Terrence P. Dunn (Dunn) and Mark P Offill (Offill) ("The Cannon Agreement"), are as follows.

          a. Advanced shall acquire from the Shareholders, all issued and outstanding stock of Cannon pursuant to what is proposed to be a non-taxable reorganization under ss. 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

          b. The Shareholders shall transfer to Advanced one hundred percent (100%) of the outstanding shares of stock in Cannon in exchange for Advanced's transfer to them of up to 1.5 million shares of authorized but unissued stock, valued for the purposes of this transaction at $823,000.00, based on the fairness opinion discussed in paragraph 5, below.
      However, the shares of Advanced's stock shall be placed into an escrow account until Cannon has provided an audited balance sheet as of the closing date. Said balance sheet is to be provided within sixty (60) days of closing and the net book value shown on that audited balance sheet shall be determinative of the ultimate number of shares to be transferred by Advanced to the Shareholders. If Cannon's net book value is greater than or equal to $500,000.00 but less than or equal to $600,000.00, the Shareholders shall return to Advanced two (2) shares of Advanced stock for each $1.00 of equity less than $600,000.00. If the net book value is less than $500,000.00, the Shareholders must, within ten (10) business days, contribute sufficient assets to increase the net book value to $500,000.00. If the Shareholders fail to contribute such assets, they shall be required to return three (3) shares for each fifty cents
      ($.50) of net book value less than $500,000.00. In addition the indemnity clause contained in the Cannon Agreement and incorporated by reference into the Escrow Agreement provides for the potential disgorgement of shares issued to the Shareholders.

          c. The Shareholders have acknowledged that the Advanced stock shall be used for investment purposes and not for future distribution or resale. Such shares of stock


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



      shall contain restrictions on transfer and, for three (3) years subsequent to the closing date, the Shareholders, Dunn and Offill are prohibited from acquiring additional stock in Advanced if such acquisition would cause a change of control under the IRS regulations.

          d. The Shareholders, Dunn and Offill shall also provide to Advanced a covenant not to compete for a three-year period during which the Shareholders shall not solicit either customers or employees of Cannon's business. The Shareholders shall also be prohibited from engaging in similar business within a 150 mile radius of the greater Kansas City metropolitan area.

          e. The parties have utilized Kenneth H. Koger as consultant, broker or finder. As compensation for his services, Mr. Koger shall receive, pursuant to a Stock Option Agreement, an option to purchase 50,000 shares of stock in Advanced at fifty cents ($.50) per share. The option, which is immediately exercisable, shall expire in ten (10) years.

          f. Sequoia Company, a current shareholder in Cannon, shall enter into a Consulting Agreement for a term of five (5) years to provide advice and consultation as required by the company. Sequoia has designated Lee H. Greif as its sole employee to perform these services. Sequoia shall provide a covenant not to compete for a two (2) year period encompassing a fifty (50) mile radius of the greater Kansas City metropolitan area. In exchange for these services
      Sequoia shall receive compensation of $11,500.00 per month, beginning March 1, 1999, plus monthly bonuses, commencing in the year 2001, calculated on the previous year's net income after depreciation, interest and taxes. In the event Mr.
      Greif is unable or unwilling to perform the services required pursuant to the Consulting Agreement, the Consulting Agreement will terminate.

          g. The Cannon Agreement is also subject to additional contingencies. Any party desiring further information regarding these contingencies are urged to review the Cannon Agreement and related documents.

      Copies of the Cannon Agreement, Escrow Agreement, Stock Option Agreement, Consulting Agreement and Designated Employee Agreement, in substantially the forms to be executed prior to the closing date, are attached to the Court's copy of this Amended Motion as Exhibits A through E.

     4. The agreement between Advanced and FMIC, defined as the FMIC Transaction in the Debtors' Joint Plan,shall be amended as follows:

          a. FMIC shall enter into a loan agreement with Advanced, whereby Advanced shall be provided a $875,000.00 line of credit for a five year term. Interest shall accrue on the outstanding draws at the fixed rate of 7% per annum and Advanced shall be required to pay interest only on a quarterly basis. The principal balance shall be due and payable at the expiration of the five (5) year term. Advanced shall be required to draw

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


      against the line of credit on the following schedule: $250,000.00 shall be drawn upon execution of the Note; beginning one (1) month after execution of the Note and continuing no more often than monthly thereafter, Advanced shall be required to draw an additional $100,000.00 per month until the entire line has been extended.

     5. The parties to the Cannon Agreement have obtained an opinion letter from David L. Cochran, of Cochran, Head and Company, P.C., determining the value of Cannon for purposes of this transaction to be $823,000.00.

     6. The Debtors believe the Cannon Agreement shall create value in Advanced for the benefit of Advanced's shareholders and the creditors of AFI, who shall receive shares of stock in Advanced pursuant to the Debtors' Joint Plan of Reorganization.

     7. On the 5th day of February, 1999, due and proper Notice of Objection Deadline was provided to all necessary parties, providing that objections, if any, to the Amended Motion were due by February 12, 1999. No objections have been filed as of February 16, 1999, and therefore, entry of this Order without a hearing is proper.

      IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that the Debtors are authorized to enter into the Agreement of Reorganization with Cannon Financial Corporation, upon the terms set forth herein. It is further

      ORDERED that the Debtors are authorized to amend the FMIC Transaction upon the terms set forth herein.

      It is so Ordered.

                                    ____________________________________
                                    Hon. James A. Pusateri
                                    United States Bankruptcy Judge


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


Submitted by:

Evans & Mullinix, P.A.


----------------------------------
Joanne B. Stutz, Ks #12365; Mo #30810
15301 W. 87th Street Parkway, Suite 220
Lenexa, Ks  66219-1428
(913) 541-1200; (913) 541-1010 (FAX)
ATTORNEYS FOR DEBTORS